Exhibit 10.31

SEPARATION AGREEMENT AND RELEASE

THIS SEPARATION AGREEMENT AND RELEASE (the “Agreement”), executed and delivered on December 10, 2014, with an effective resignation date of December 19, 2014 (the “Resignation Date”) by and between RAMCO-GERSHENSON PROPERTIES TRUST, a Maryland real estate investment trust (the "Trust"), and Michael Sullivan ("Executive").

WHEREAS, prior to the Resignation Date, Executive has been employed by the Trust as the Senior Vice President of Asset Management;
WHEREAS, prior to the Resignation Date, there are restricted stock shares and performance shares that remain unvested;
WHEREAS, the parties intend that this Agreement shall supersede any prior employment agreement and any oral agreements and understandings regarding Executive’s employment with the Trust and shall confirm Executive's separation from service and set forth the terms relating thereto;
NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth in this Agreement, the Trust and Executive hereby agree as follows;

1.SEPARATION FROM SERVICE. Executive hereby acknowledges and confirms that he voluntarily resigns his employment with the Trust effective December 19, 2014 (the “Resignation Date”), and that his employment with the Trust and any and all appointments he holds with the Trust and any of its subsidiaries, affiliates, joint ventures, partnerships and other business enterprises (collectively, "Affiliates"), whether as an officer, employee, trustee, consultant, agent, or otherwise, will cease on that Resignation Date. Executive understands and agrees that from and after the Resignation Date he will no longer be authorized to speak on behalf of, or incur any expenses, obligations or liabilities on behalf of, the Trust or any of its Affiliates. Executive hereby confirms that his resignation is voluntary and not due to a "disagreement with the registrant" as such phrase is used in Form 8-K promulgated by the Securities and Exchange Commission.

2.PAYMENTS AND BENEFITS. In connection with Executive's separation from service with the Trust, provided that Executive does not revoke the release and discharge set forth in Section 8(b) of this Agreement as provided therein, and provided further, that Executive complies with the terms of this Agreement, the Trust shall pay and provide Executive with the following payments and benefits (all of which shall be net of any applicable income tax and other legally required withholdings or deductions):

(a)CASH AMOUNTS. Executive shall receive a lump sum cash payment in the gross amount of $101,276.00 (One Hundred One Thousand, Two Hundred Seventy-Six Dollars) within 30 calendar days after the Release provisions in Section 8(b) become effective
Executive acknowledges that the consideration set forth in this Section 2(a) is not otherwise due to him, and that the Trust is providing that consideration to Executive in exchange for Executive's agreements and promises set forth in this Agreement. Executive understands and acknowledges that he will not receive such consideration unless Executive signs this Agreement and does not revoke Executive's acceptance of this Agreement during the seven (7) day period set forth in Section 8(b)

(b)RESTRICTED STOCK. Executive has been granted 15,226 shares of restricted stock, which shares of restricted stock are subject to restrictions that will lapse in the future. On the Resignation Date, provided that Executive does not revoke the release and discharge set forth in Section 8(b) of this Agreement as provided therein, the restrictions on such 15,226 shares of restricted stock shall terminate and such shares shall vest in full and be delivered to Executive after the Release provisions in Section 8(b) become effective. Executive forfeits any right or claim to any other restricted stock beyond shares in which he was fully vested prior to the Resignation Date.

(c)PERFORMANCE SHARE UNITS. Executive has been granted certain performance share units, which are payable in cash based on the Trust’s common share market price. On the Resignation Date, provided that Executive does not revoke the release and discharge set forth in Section 8(b) of this Agreement as provided therein, Executive will be entitled to 9,300 performance share units representing performance shares for the 2012-2014 performance period, for which vesting will be accelerated and vest in full and Executive will be paid for such performance share units, based on the market price of the Trust’s shares on the Resignation Date, within 30 calendar days after the Release provisions in Section 8(b) become effective. Executive forfeits any right or claim to any other performance share units.

(d)BONUS FOR 2014. Executive will receive a lump sum payment of $150,000 (One Hundred Fifty Thousand Dollars) representing any bonus earned for 2014 performance, which will be paid to Executive within 30 calendar days after the Release provisions in Section 8(b) become effective.

(e) COBRA

As additional consideration, if Executive executes this Agreement and the revocation period set forth in Paragraph 8(a) of this Agreement has expired without the revocation of the Agreement by Executive, and Executive

Exhibit 10.31

executes the documents necessary to continue health coverage pursuant to COBRA, the Trust will pay the cost to continue Executive’s coverage under COBRA - with the same coverage as in effect immediately prior to the Resignation Date - through December 31, 2014, subject to the following:

(i)These payments will be made directly by the Trust to the entity receiving payments for such coverage, for the benefit of Executive;

(ii)Any rights to COBRA premium payments will cease if Executive discontinues his election of such COBRA benefits or Executive otherwise becomes ineligible for COBRA benefits;

(iii)Nothing in this Agreement alters or modifies in any way the Trust’s or any released party’s legal obligations to Executive and/or Executive’s legal rights under COBRA as it relates to health insurance, not does the Trust’s payment of premiums extend Executive’s COBRA eligibility period;

Executive understands and acknowledges that other than as specifically set forth in Section 2 of this Agreement, he will receive no other payment or benefit of any kind, and waives any claim for any additional payment or benefit of any kind. Further, to the extent that there are any agreements or documents which govern the receipt of restricted stock or performance shares, those documents or agreements shall control.

3.CONFIDENTIALITY; NONSOLICITATION. Executive shall hold in a fiduciary capacity for the benefit of the Trust all secret or confidential information, knowledge or data relating to the Trust or any of its Affiliates, which shall have been obtained by Executive pursuant to or in connection with his employment by the Trust or any of its Affiliates and which shall not have become public knowledge (other than by acts by Executive or his representatives in violation of this Agreement). Executive shall not, without the prior written consent of the Trust, communicate or divulge to anyone other than the Trust and those designated by it, or use in any way for Executive's personal gain or to the Trust's detriment, any such information, knowledge or data. For a 12 month period after the Resignation Date, Executive shall not solicit or encourage any employee or independent contractor of the Trust or of any affiliate of the Trust to leave or otherwise change the status of his, her or its relationship with the Trust or with any affiliate of the Trust.

4.NON-DISPARAGEMENT. Except as may be required by law or subpoena, Executive shall not make any statement that criticizes, ridicules, disparages or is otherwise derogatory of the Trust or any of the Released Parties as defined in paragraph. In addition, except as may be required by law or subpoena, Executive shall not make any statement that criticizes, ridicules, disparages or is otherwise derogatory of any of the Trust's current or former Affiliates, employees, officers, trustees or shareholders.

5.COOPERATION. Executive agrees that from the Resignation Date until December 31, 2014 (the "Services Period"), Executive shall reasonably cooperate with the Trust to provide an orderly transition and shall make himself available to consult with and provide services to the Trust regarding the businesses and affairs of the Trust and its Affiliates (the "Services") on such dates and at such times as the Trust may reasonably request. Executive shall receive no compensation for the Services other than as provided herein. The parties understand and agree that Executive shall perform the Services as an independent contractor and not as an employee, Officer, Director or any other capacity. In addition, Executive shall cooperate in connection with the conduct of any action, proceeding or investigation involving the Trust and its Affiliates. Notwithstanding any other provision of this Section 5, Executive's obligations under this Section shall not unreasonably interfere with the full-time endeavors of Executive, and the Trust shall pay all reasonable expenses incurred by Executive in performing his obligations under this Section 5.

6.RETURN OF TRUST PROPERTY. Executive confirms that he has, or will not later than the effective date of the Release provisions in Section 8(b) and prior to receiving any consideration as set forth in Section 2, return all property belonging to the Trust or any of its Affiliates, including all correspondence, memoranda, reports, files, books, working papers and any other documents, databases, computers, PDAs, computer storage devices (in each case whether originals, copies or extracts), computers, cell phone, credit cards, keys, and any other property belonging to the Trust or any of its Affiliates and prepared by Executive or which came into his possession, custody or control in the course of his employment. Executive confirms that he shall not retain any of the items or copies of such items.

7.INJUNCTIVE RELIEF, ETC. Executive hereby acknowledges that his obligations under this Agreement are of such special, unique, and extraordinary character and value that the Trust has no adequate remedy at law and will be irreparably harmed in the event of any breach or threatened breach thereof, and, therefore, agrees that the Trust shall be entitled to injunctive relief to prevent any breach or threatened breach of any of the provisions of this Agreement and shall be entitled to specific performance thereof, in addition to any other remedy at law or in equity that either party may have,

8.RELEASE BY EXECUTIVE.

(a)RELEASE. In consideration of the payments and benefits provided to Executive under this Agreement, Executive, and each of Executive's respective heirs, executors, administrators, representatives, agents, successors and assigns (collectively, the "Releasors") hereby irrevocably and unconditionally release and forever discharge the Trust and any of its subsidiaries, affiliates or predecessors and each of their respective officers, employees, directors, trustees, shareholders and agents (collectively, the "Released Parties") from any and all claims, actions, causes of action, rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind or character (collectively, "Claims"), including, without limitation, any Claims related to breach of contract, wrongful discharge, discrimination of any type (including, but not limited to, sex, race, age, disability and national origin), retaliation, harassment, public policy violation, the Elliott-Larsen Civil Rights Act, the Persons With Disabilities Civil Rights Act, the Wages and Fringe Benefits Act, Title VII of the Civil Rights Act

Exhibit 10.31

of 1964, the National Labor Relations Act, the Family Medical Leave Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act ("ERISA"), the Rehabilitation Act of 1973, the Whistleblowers' Protection Act, the Older Workers Benefits Protection Act ("OWBPA"), the Americans With Disabilities Act, all federal, state, local statutes, ordinances, and laws, and every type of damage, compensation and/or relief (legal, equitable and otherwise) available that the Releasors may have arising out of Executive's employment relationship with and service as an employee, officer or director of the Trust Group, and the termination of such relationship or service. The Releasors further agree that the payments and benefits described in this Agreement shall be in full satisfaction of any and all Claims for payments or benefits, whether express or implied, that the Releasors may have against the Trust Group arising out of Executive's employment relationship or Executive's service as an employee, officer and director of the Trust Group and the termination thereof other than rights vested prior to the Resignation Date under any and all the Trust benefit and retirement plans and programs in accordance with the terms of such plans or programs.

(b)SPECIFIC RELEASE OF ADEA CLAIMS. In further consideration of the payments and benefits provided to Executive under this Agreement, the Releasors hereby unconditionally release and forever discharge the Trust Group, and each of their respective officers, employees, directors, trustees, shareholders and agents from any and all Claims that the Releasors may have as of the date Executive signs this Agreement arising under the Federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder, or the Older Workers Benefit Protection Act, 29 U.S.C. §621 et. seq.; ("ADEA"). By signing this Agreement, Executive hereby acknowledges and confirms the following: (i) Executive was advised by the Trust in connection with his termination to consult with an attorney of his choice prior to signing this Agreement and to have such attorney explain to Executive the terms of this Agreement, including, without limitation, the terms relating to Executive's release of claims arising under ADEA and, Executive has in fact consulted with an attorney or had the opportunity to do so; (ii) Executive was given a period of not fewer than twenty-one (21) days to consider the terms of this Agreement and to consult with an attorney of his choosing prior to signing this Agreement; (iii) Executive is providing the release and discharge set forth in this Section 8(b) only in exchange for consideration in addition to anything of value to which Executive is already legally entitled; and (iv) Executive knowingly and voluntarily accepts the terms of this Agreement. The release and discharge set forth in this Section 8(b) may be revoked by Executive by a written instrument signed by Executive and received by the Trust prior to the expiration of the seven (7) day period commencing on the date Executive signs this Agreement, and this Agreement shall not become effective until the seven day revocation period has expired without Executive exercising the right to revoke.

(c)NO ASSIGNMENT, Executive represents and warrants that he has not assigned any of the Claims being released under this Section 8.

(d)COVENANT NOT TO SUE. In return for the Trust's obligations under this Agreement, Executive gives up, to the fullest extent permitted by law, any right to file any lawsuit or claim of any sort against the Trust or any of its affiliates about anything arising in the course of Executive's employment or the termination of Executive's employment under any state or federal statute and under the common law, and waives any right to recover any damages under any such lawsuit or claim.

(e)CLAIMS. Executive agrees that he has not instituted, assisted or otherwise participated in connection with, any action, complaint, claim, charge, grievance, arbitration, lawsuit, or administrative agency proceeding, or action at law or otherwise against any member of the Trust Group or any of their respective officers, employees, directors, trustees, shareholders or agents.

9.NOTICES. All notices required to be given hereunder shall be given in writing, by personal delivery or by mail, addressed as follows:
If to Executive:
Michael Sullivan

If to the Trust:
Ramco-Gershenson Properties Trust 31500 Northwestern Highway, Suite 300
Farmington Hills, Ml 48334
Attn: President

or at such other address as may be designated in writing by either party. Any notice given by overnight or next-day mail or delivery shall be deemed to have been given the day following the day such notice is sent. Any other notice that is given by mail shall be deemed to have been given three days following such mailing.

10.ASSIGNMENT AND SUCCESSORS. This Agreement may not be assigned by Executive or the Trust, except that the Trust may assign this Agreement to any successor in interest to the Trust, provided that (a) such assignee assumes all obligations of the Trust hereunder, and (b) the Executive consents in writing to the assignment, which consent will not be unreasonably withheld if reasonable assurance is provided to Executive that the assignee has the financial ability to promptly and fully perform all of the Trust's obligations under this Agreement.

Exhibit 10.31

11.MICHIGAN LAW. This Agreement is governed by the laws of the State of Michigan, without giving effect to any other conflicts of laws principles.

12.SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

13.ENTIRE AGREEMENT, ETC. This Agreement supersedes any prior agreement or understanding, discussions or negotiations and constitutes the entire agreement of the parties with respect to the subject matter hereof, and can be amended only by a writing signed by the parties hereto which specifically refers to this Agreement. No rule or presumption regarding the construction of this Agreement against the drafter shall apply.

14.WAIVER. Any party's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision hereunder.

15.BENEFICIARIES. Any payment provided to be made to Executive shall, in the event of Executive's death, instead be made (i) in the case of any payment pursuant to a plan or other arrangement under which Executive has designated a beneficiary, to Executive's beneficiary and (ii) in any other case, to the legal representative of Executive's estate or such other beneficiary as he may hereafter designate in writing by notice to the Trust, or (iii) as otherwise required by law.

16.DEDUCTIONS AND WITHHOLDINGS. All amounts payable under this Agreement shall be paid less deductions and income and payroll tax withholdings as may be required under applicable law, and any benefits and perquisites provided to Executive under this Agreement shall be taxable solely to Executive as may be required under applicable law. Executive acknowledges that none of the Released Parties has made any characterization regarding the taxability of the consideration set forth in paragraph 2, and that the taxability is subject to determination by the Internal Revenue Service and/or other taxing authority.

17.RE-EMPLOYMENT. Executive agrees not to apply for or otherwise seek employment with, or provide any personal services to or for the Trust or any of its affiliates and each of their respective officers, employees, directors, trustees, shareholders and agents. This provision shall not exclude any of those released parties, in their sole discretion, from offering employment to Employee, or prohibit Employee from accepting such offer. Unless such an offer is made in writing by the released party making it, in its sole discretion, Executive’s execution of this Agreement shall be sufficient ground to reject any application or inquiry from Executive or terminate any employment. Executive agrees such rejection or termination shall not be the basis for any claim, complaint or cause of action by Employee.

18.COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

19.HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Unless otherwise expressly provided for in this Agreement, the word "including" or any variation thereof means "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

20.SECTION 409A. The Trust and Executive intend that this Agreement and the payments made under this Agreement comply with Section 409A of the Internal Revenue Code ("Section 409A"). To the extent that Executive reasonably determines that any provision of, or any payment made or to be made under, this Agreement would subject Executive to the additional twenty percent tax imposed by Section 409A, this Agreement shall be amended to the minimum extent necessary to avoid application of such additional tax, while retaining a substantially equivalent economic benefit for Executive,
IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year above written:

___________________________________
Michael Sullivan

RAMCO-GERSHENSON PROPERTIES TRUST

By:___________________________________
Dennis Gershenson
As its President